Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	CardioNet, Inc.
Marty Galvan
Investor Relations
800-908-7103
investorrelations@cardionet.com

CardioNet Board of Directors Appoints Randy Thurman as Executive Chairman

Founder Jim Sweeney Named Entrepreneur-in-Residence at University of California, San Diego (UCSD)

Conshohocken, PA – (Business Wire) - July 9, 2008 – CardioNet, Inc. (NASDAQ:BEAT), a leading wireless medical technology company with an initial focus on the diagnosis and monitoring of cardiac arrhythmias, announced that the Board of Directors has appointed Randy Thurman as Executive Chairman.  Current Executive Chairman Jim Sweeney has accepted a position as entrepreneur-in-residence at the von Liebig Center at the University of California, San Diego.  Mr. Sweeney will remain a member of the Board of Directors and expects to transition from the Board later this year.

Mr. Thurman most recently served as Chairman and CEO of VIASYS Healthcare Inc., a global medical technology company that was acquired by Cardinal Health in June 2007 for $1.5 billion.   From VIASYS’ successful IPO in 2001 to 2007, Mr. Thurman spearheaded an aggressive growth strategy that increased the Company’s revenues from $320 million to $700 million and positioned the Company to consummate twelve strategic acquisitions over a six-year period.  His leadership also enabled VIASYS to expand its enterprise value more than fourfold during that time.

Prior to VIASYS, Mr. Thurman was Chairman of the Board and CEO of Corning Life Sciences, a diversified medical technology company with a focus in contract pharmaceutical research, contract biologic manufacturing and clinical diagnostic testing.  Earlier in his career, Mr. Thurman was President of Rhone-Poulenc Rorer Pharmaceuticals Inc., a global, research-based pharmaceutical company.  Mr. Thurman was named by Ernst and Young as Entrepreneur of the Year in healthcare technology in 2007.  He is currently Senior Advisor to New Mountain Capital, LLC, a leading private and public equity investment firm.

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Mr. Thurman has extensive corporate governance experience and has been chairman or director of numerous companies in various industries including Enzon Pharmaceuticals, Closure Medical Company, Rhone-Poulenc Rorer, Rosenbluth International, Immune Products Limited, Cooper Companies, The Nichols Institute and Hahnemann University.

“I am thrilled that Randy has agreed to join the CardioNet team,” said CardioNet President and CEO Arie Cohen. “Randy will be an invaluable resource as we continue to build upon CardioNet’s leadership in arrhythmia monitoring using our proprietary wireless medicine platform.  Randy brings a wealth of knowledge and a proven track record of building world class healthcare organizations with strong corporate governance and creating significant shareholder value.”

Arie Cohen continued, “Our CFO Marty Galvan and I have had the privilege of working with Randy at VIASYS, so we have great confidence that this will be a seamless transition.  His deep experience in building strong healthcare enterprises is well documented and his insight to the investment community is unrivaled.  We look forward to Randy’s contributions and his active role as a counselor to management on a wide range of topics, including operations and strategic direction, as well as assisting in CardioNet’s investor relations.”

Randy Thurman remarked, “I have devoted my career to building healthcare companies that focus on improving the quality of human life while creating exceptional shareholder value.  As I reviewed my professional background in the healthcare industry and the strengths I could offer, I concluded there are very few companies that have the potential of CardioNet.  CardioNet’s strategy is to initially focus on the $2 billion arrhythmia monitoring opportunity and expand its five percent market penetration.  There are also numerous other applications of the CardioNet platform that will impact the use of wireless medicine in healthcare.  CardioNet’s market opportunity coupled with being able to collaborate with Arie Cohen, were instrumental in paving the way for today’s announcement.”

Jim Sweeney founded CardioNet in 1999 and served as CEO until November 2007, assisting the Company in raising over $250 million in capital since its inception and building the business to completion of a successful initial public offering.  From November 2007 to July 7, 2008, Mr. Sweeney served as Executive Chairman.  CardioNet is the eighth healthcare company that Jim Sweeney founded in his 45 years in the healthcare industry.

“I would like to thank Jim Sweeney for his many years of contributions to CardioNet,” said President and CEO Arie Cohen.  “Jim’s leadership has been instrumental in developing the CardioNet technology and business strategy.  He established the clinical evidence supporting the benefits of the CardioNet System versus event and Holter monitoring Jand secured reimbursement momentum for our solution from Medicare and leading commercial payers.  We wish Jim all the best in his new endeavors at UCSD and look forward to his continued contribution on the board.”

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Jim Sweeney remarked, “I believe that CardioNet is one of the most significant accomplishments in my 45 years as a healthcare entrepreneur and executive.  Arie and the CardioNet team have the leadership and experience to build the business and transform wireless healthcare.  Randy Thurman’s appointment as Executive Chairman adds to its leadership one of the most proven executives in building world class healthcare organizations and creating exceptional shareholder value.”

About CardioNet

CardioNet, Inc. is a leading provider of ambulatory, continuous, real-time outpatient management solutions for monitoring relevant and timely clinical information regarding an individual’s health.  CardioNet’s initial efforts are focused on the diagnosis and monitoring of cardiac arrhythmias, or heart rhythm disorders, with a solution that it markets as the CardioNet System.  More information can be found at http://www.cardionet.com.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding, among other things, our ability to build upon or sustain our position in our industry, our growth potential and our strategic direction, the potential size of the markets we serve, the potential for other applications of our technology, the benefits of our CardioNet System, our reimbursement momentum, the effect of the appointment of Mr. Thurman as Executive Chairman, expectations regarding Mr. Thurman’s role within our organization, with our management team, our outlook for our businesses, our expectations for new product introductions, our ability to create stockholder value, our ability to successfully execute on our business strategies and our confidence in the Company’s future. These statements may be identified by words such as “will,” “expect,” “believe” and other words and terms of similar meaning. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including important factors that could delay, divert, or change any of them, and could cause actual outcomes and results to differ materially from current expectations. These factors include, among other things, our integration of PDSHeart, the continued implementation of our restructuring plans, the success of our sales and marketing initiatives, our ability to attract and retain talented sales personnel, the commercialization of new products, market factors, internal research and development initiatives, partnered research and development initiatives, competitive product development, changes in governmental regulations and legislation, the continued consolidation of payors, acceptance of our new products and services, patent protection and litigation. For further details and a discussion of these and other risks and uncertainties, please see our public filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q filed on May 15, 2008. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

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